UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2005

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement with Leo Melamed

On September 7, 2005, in order to secure the continued service of Mr. Melamed, the Chairman Emeritus and member of the Board of Directors (the "Board") of Chicago Mercantile Exchange Holdings Inc. (the "Company"), and to secure the benefit of his unique knowledge of the financial services industry in the future, the Board approved a consulting arrangement with Mr. Melamed. Under the terms of the consulting arrangement, Mr. Melamed will provide the Company with consulting services relating to the financial services industry and related matters within Mr. Melamed’s areas of expertise during the period Mr. Melamed serves as a director of the Company. For his consulting services, Mr. Melamed will receive $300,000 per annum plus all reasonable and necessary out-of-pocket travel and other expenses incurred in connection with the consulting services and up to $150,000 annually for non-travel expenses relating to his duties as a consultant of the Company, including office and secretarial expenses. Under the agreement, Mr. Melamed may not, without the prior written consent of the Company, render services to any competitor or otherwise compete with the Company throughout the term of the agreement and for one year thereafter.

Mr. Melamed will be compensated for his services as a director of the Company on the same terms as the Company’s other non-executive directors. Effective as of the Company’s 2005 Annual Meeting of Shareholders, non-executive directors of the Company received an annual cash stipend of $17,500 and an annual equity grant of 100 shares of Class A common stock. Non-executive directors are also entitled to receive $1,500 for each Board meeting and $1,000 for each Board and functional committee meeting attended. The fees received by each director for Board committee and functional committee meetings are subject to an overall cap of $100,000 per year.

Consulting Agreement with Jack Sandner

On September 7, 2005, in order to secure the continued service of Mr. Sandner, a current Board member and former Chairman of the Board, and to secure the benefit of his unique knowledge of the financial services industry, the Board approved a consulting arrangement with Mr. Sandner. Under the terms of the consulting arrangement, Mr. Sandner will provide the Company with consulting services relating to the financial services industry and related matters within Mr. Sandner’s areas of expertise during the period Mr. Sandner serves as a director of the Company. For his consulting services, Mr. Sandner will receive $200,000 per annum plus all reasonable and necessary out-of pocket travel and other expenses incurred in connection with the consulting services. Under the agreement, Mr. Sandner may not, without the prior written consent of the Company, render services to any competitor or otherwise compete with the Company throughout the term of the agreement and for one year thereafter.

Mr. Sandner will be compensated for his service as a director of the Company on the same terms as the Company’s other non-executive directors as described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

September 12, 2005	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary